Exhibit 23.4

        We hereby consent to the use of our name in the Registration Statement on Form S1 (File No. 333-111491) of the Assured Guaranty Ltd. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Respectfully submitted,
By:	/s/ FITZWILLIAM, STONE & ALCAZAR FITZWILLIAM, STONE & ALCAZAR

March 3, 2004